                               QUANEX CORPORATION
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                    (In thousands, except per share amounts)



                                                             Three Months Ended       Six Months Ended
                                                                  April 30,                April 30,
                                                              ------------------      ------------------
                                                               1998        1997        1998        1997
                                                              ------      ------      ------      ------
                                                                               (Unaudited)

    Income from continuing operations ...................     $ 7,756     $ 7,339     $10,049     $10,711
    Income from discontinued operations, net of
       income taxes .....................................          --       1,751          --       2,705
    Gain on sale of discontinued operations, net
         of income taxes ................................          --      36,290      13,606      36,290
                                                              -------     -------     -------     -------
    Income before extraordinary charge ..................       7,756      45,380      23,655      49,706
    Extraordinary charge - early
       extinguishment of debt ...........................          --          --          --          --
                                                              -------     -------     -------     -------
    Net income ..........................................     $ 7,756     $45,380     $23,655     $49,706
                                                              =======     =======     =======     =======

    Weighted average shares
      outstanding-basic .................................      14,154      13,716      14,119      13,680
                                                              =======     =======     =======     =======

    Earnings per common share:
      Basic:
        Income from continuing operations ...............     $  0.55     $  0.53     $  0.71     $  0.78
        Income from discontinued operations .............          --        0.13          --        0.20
        Gain on sale of discontinued operations .........          --        2.65        0.97        2.65
                                                              -------     -------     -------     -------
          Earnings per common share .....................     $  0.55     $  3.31     $  1.68     $  3.63
                                                              =======     =======     =======     =======



    Income from continuing operations ...................     $ 7,756     $ 7,339     $10,049     $10,711
    Income from discontinued operations, net of
       income taxes .....................................          --       1,751          --       2,705
    Gain on sale of discontinued operations, net
         of income taxes ................................          --      36,290      13,606      36,290
                                                              -------     -------     -------     -------
    Income before extraordinary charge ..................       7,756      45,380      23,655      49,706
    Extraordinary charge - early
       extinguishment of debt ...........................          --          --          --          --
                                                              -------     -------     -------     -------
    Net income ..........................................     $ 7,756     $45,380     $23,655     $49,706

    Interest on 6.88% convertible subordinated
      debentures and amortization of related issuance
      costs, net of applicable income taxes .............         999         999       1,998(1)    1,998
                                                              -------     -------     -------     -------

    Adjusted net income .................................     $ 8,755     $46,379     $23,655     $51,704
                                                              =======     =======     =======     =======

    Weighted average shares
      outstanding-basic .................................      14,154      13,716      14,119      13,680
    Effect of common stock equivalents
      arising from stock options ........................         260         249         212         259
    Subordinated debentures assumed
      converted to common stock .........................       2,696       2,696       2,696(1)    2,696
                                                              -------     -------     -------     -------

    Weighted average shares
      outstanding-diluted ...............................      17,110      16,661      14,331      16,635
                                                              =======     =======     =======     =======


    Earnings per common share:
      Diluted:
        Income from continuing operations ...............     $  0.51     $  0.50     $  0.70     $  0.77
        Income from discontinued operations .............          --        0.10          --        0.16
        Gain on sale of discontinued operations .........          --        2.18        0.95        2.18
                                                              -------     -------     -------     -------

          Earnings per common share .....................     $  0.51     $  2.78     $  1.65     $  3.11
                                                              =======     =======     =======     =======

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   (1)  The conversion of the 6.88% subordinated debentures would be antidilutive for the period presented and therefore, it is not included in the computation of diluted earnings per share.